UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025 (March 20, 2025)

LogicMark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Diode Lane Louisville, KY	40299
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 442-7911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LGMK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 20, 2025, LogicMark, Inc., a Nevada corporation (the “Company”, “we”, “us” or “our”), received a written notification (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with its Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) because the Company’s closing bid price for its common stock, par value $0.0001 per share (the “Common Stock”), had closed below $1.00 per share for the prior thirty (30) consecutive business days. Pursuant to the Notice, normally a Nasdaq-listed company would be afforded a 180-calendar day period to demonstrate compliance with the Minimum Bid Price Requirement. However, due to a recent rule change modifying the delisting process for certain listed stocks that fail to maintain compliance with the Minimum Bid Price Requirement, the Company is not eligible for such a compliance period under amended Listing Rule 5810(c)(3)(A) due to the fact that the Company has effected (i) a reverse stock split over the prior one-year period and (ii) one or more reverse stock splits of the Common Stock over the prior two-year period with a cumulative ratio of 250 shares or more to one. As a result, the Notice states that the Common Stock will be delisted from the Nasdaq Capital Market on March 31, 2025, unless the Company appeals the Staff’s determination to a hearings panel (the “Panel”) by March 27, 2025.

The Company has requested a hearing before the Panel to appeal the Notice and to address compliance with the Minimum Bid Price Requirement, which hearing date has not been set as of the date of this Current Report on Form 8-K (this “Form 8-K”). While the appeal process is pending, the suspension of trading of the Common Stock will be stayed and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The Company has been diligently working on a plan to regain and maintain compliance with the Minimum Bid Price Requirement. However, there are no assurances that the Company will be able to regain or maintain compliance with the Minimum Bid Price Requirement or any other listing standards of Nasdaq, that the Nasdaq Panel will grant the Company any extension of time to regain compliance with the Minimum Bid Price Requirement or any other of its listing requirements, or that any such appeal to the Panel will be successful, as applicable.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements. Such forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, including those related to future compliance with the Minimum Bid Price Requirement, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including risks related to the Company’s ability to regain and maintain compliance with Nasdaq listing standards, the Company’s ability to be successful in its appeal of the Staff’s determination to the Panel and obtain a compliance period, the Company’s ability to take actions that may be required for its continued listing on Nasdaq, the Company’s current liquidity position and the need to obtain additional financing to support ongoing operations, and other risks that may be included in the periodic reports and other filings that the Company files from time to time with the U.S. Securities and Exchange Commission. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2025	LogicMark, Inc.

	By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

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